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                               DIME BANCORP, INC.
                           INCENTIVE STOCK OPTION PLAN

DESCRIPTION OF THE PLAN

         1. Purpose of the Plan. The Dime Bancorp, Inc. Incentive Stock Option Plan (the "Plan") maintained by Dime Bancorp, Inc. (the "Company") is intended to promote the growth and general prosperity of the Company by offering incentives to the employees of North American Mortgage Company, an indirect subsidiary of the Company ("NAMC") who are primarily responsible for NAMC's growth, and to attract and retain qualified employees and thereby benefit shareholders of the Company based on the growth of NAMC. Options granted under the Plan may be designated as "incentive stock options" intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or as "non-qualified options" not intended to so qualify. In addition, this Plan provides for grants of non-qualified options to members of the Board of Directors of NAMC who are not officers or other employees of NAMC ("Non-employee Directors"), which are intended to provide an opportunity for Non-employee Directors to increase their interest as shareholders of the Company, which serves to align the interests of Non-employee Directors with other shareholders.

         2. Shares of Stock Subject to the Plan. The shares of stock with respect to which options may be granted shall be the common stock, par value $0.01 ("Common Stock"), of the Company. Shares delivered on the exercise of options may, at the election of the Board of Directors of the Company, be authorized but previously unissued stock or stock reacquired by the Company, or both. Subject to the provisions of Section 11, the maximum number of shares with respect to which options may be granted under the Plan (including any replacement options granted pursuant to Section 6) shall not exceed 1,954,653 shares of the Company's Common Stock, such number reduced by the maximum number of shares then available for issuance pursuant to the North American Mortgage Company Employee Stock Purchase Plan. The number of shares of Common Stock which may be issued under options granted under options granted under this Plan to any one individual in any year shall not exceed 205,500. Any shares subject to an option under the Plan, which option for any reason expires or is terminated unexercised as to such shares, shall again be available for the grant of other options under the Plan.

         3. Administration. Except with respect to options granted to Non-employee Directors pursuant to Section 5(b) hereof, the Plan shall be administered by a committee ("Committee") composed of not less than two members of the Board of Directors of the Company, all of whom qualify as disinterested persons for purposes of Rule 16b-3(c)(2)(i) promulgated by the Securities and Exchange Commission and at least two of whom qualify as "Outside Directors" as that term is defined in Section 162(m) of the Code. Subject to the provisions of the Plan, the Committee shall have full discretion and the exclusive power (i) to select the employees who will participate in the Plan and to grant options to such employees,
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(ii) to determine the time at which such options shall be granted and any terms and conditions with respect to such options as shall not be inconsistent with the provisions of the Plan, and (iii) to resolve all questions relating to the administration of the Plan other than the portion of the Plan applicable to Non-employee Directors. The Committee may delegate such of its responsibilities under this Section 3 as it may deem fit to officers of the Company to the extent that the exercise of such responsibilities relates solely to employees of the Company who are not subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         The interpretation and application by the Committee of any provision of the Plan applicable to persons other than Non-employee Directors shall be final and conclusive on all employees and other persons having, or claiming to have, an interest under the Plan. The Committee may in its discretion establish such rules and guidelines relating to options granted under the Plan to persons other than Non-employee Directors as it may deem desirable.

         The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent.
The Committee shall keep minutes of its actions under the Plan.

         No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any options granted hereunder.

         Participants in the Plan may obtain additional information about the Plan and the Committee by contacting the Company at its principal executive offices at 589 Fifth Avenue, New York, NY 10017; telephone: (212) 326-6170.

         4. Eligibility. The individuals who shall be eligible to receive grants of options under Section 5(a) of the Plan shall be officers, management and such other key employees of NAMC (including such persons who also serve as directors of NAMC) as the Committee may from time to time determine. An employee who has been granted an option in one year shall not necessarily be entitled to be granted options in subsequent years.

         5. Granting of Options, Option Price and Terms of Options.

                  (a) Options Granted to Employees. The Committee, at any time and from time to time, may grant options under this Section 5(a) of the Plan to any eligible employee. Each option granted under this Section 5(a) of the Plan shall be evidenced by a stock option agreement between the employee to whom the option is granted and the Company, which shall indicate whether or not the option is an incentive stock option, and shall set forth the option




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price for each share of Common Stock subject to the option, the term over which the option may be exercised, and such other terms and conditions (which may include performance-based or other vesting requirements) not inconsistent with the Plan as the Committee may deem appropriate.

                  The option price for each share of the Common Stock subject to an option granted under this Section 5(a) of the Plan shall not be less than (i) in the case of an option intended to qualify as an incentive stock option, 100 percent of the fair market value of such Common Stock on the date the option is granted, and (ii) in the case of a non-qualified option, 85 percent of the fair market value of such Common Stock on the date the option is granted. For purposes of this Section 5(a) of the Plan, the fair market value of a share of the Common Stock shall be (1) if the Common Stock is traded on an established securities market, the mean between the high and low prices of such Common Stock for the day on which the option is granted, as reported on the composite tape, and (2) if the Common Stock is not so traded, an amount determined by the Committee in good faith and based upon such factors as it deems relevant to such determination.

                  The term over which an option granted under this Section 5(a) of the Plan may be exercised, subject to earlier termination of such option as provided in Section 7(a), shall not exceed ten years from the date on which such option is granted.

         6. Replacement Options. In connection with the grant of an option (the "initial option"), under Section 5(a) of the Plan, the Committee may provide for the conditional grant of one or more additional options ("replacement options") each of which (i) shall be deemed to be granted on the date on which the optionee exercises the initial option to which it relates, in whole or in part,
(ii) covers that number of shares of Common Stock covered by the portion of the initial option so exercised (or any lesser number), and (iii) provides for (A) an option price equal to 100 percent of the fair market value of a share of Common Stock on the date of exercise of the initial option, (B) a term equal to the remainder of the term over which the initial option could have been exercised, and (C) such other terms and conditions not inconsistent with the provisions of the Plan. In any case in which more than one replacement option has been provided for with respect to an initial option, references in this
Section 6 (other than clause (B) above) to the initial option shall, with respect to each replacement option other than the first such replacement option deemed to be granted, be deemed to refer to the replacement option the exercise of which causes such replacement options to be granted. Shares of Common Stock issuable pursuant to the exercise of replacement options shall be applied toward the maximum number of shares issuable under the Plan in accordance with Sections 2 and 11.

         Notwithstanding the foregoing provisions of this Section 6, replacement options may be granted with respect to incentive stock options only as permitted by Section 422 of the Code.




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         7.       Exercise of Options.

                  (a) Exercise by Employees. Options granted under Section 5(a) of the Plan may be exercised by an optionee only while he is, and continuously since the date the option was granted has been, an employee of NAMC or one of its subsidiaries, except that (i) if the optionee's termination of employment is other than for willful misconduct in the performance of his duties for NAMC or subsidiary, any options held by the optionee may be exercised, to the extent then exercisable, for a period of three months after the date of such termination of employment; (ii) if such termination of employment is by reason of retirement or disability, any options held by the optionee will become fully and immediately exercisable and may be exercised for a period of twelve months after the date of such termination of employment; (iii) in the event of the death of the optionee after the termination of his employment pursuant to (i) or
(ii) above, the person or persons to whom the optionee's rights are transferred by will or the laws of descent and distribution shall have a period of twelve months from the date of termination of the optionee's employment to exercise any options which the optionee could have exercised during such period; and (iv) in the event of the death of an optionee while the optionee while employed, any options then held by the optionee shall become fully and immediately exercisable and may be exercised by the person or persons to whom the optionee's rights are transferred by will or the laws of descent and distribution for a period of one year after the optionee's death. Notwithstanding the previous sentence, options granted under Section 5(a) of the Plan after May 7, 1993 may be exercised by an optionee only while he is, and continuously since the date the option was granted has been, an employee of NAMC or one of its subsidiaries, except that
(i) if the optionee's termination of employment is other than for willful misconduct in the performance of his duties for NAMC or subsidiary, any options held by the optionee may be exercised, to the extent then exercisable, for a period of six months after the date of such termination of employment; (ii) if such termination of employment is by reason of retirement or disability, any options held by the optionee will become fully and immediately exercisable and may be exercised for a period of twelve months after the date of such termination of employment; (iii) in the event of the death of the optionee after the termination of his employment pursuant to (i) or (ii) above, the person or persons to whom the optionee's rights are transferred by will or the laws of descent and distribution shall have a period of twelve months from the date of termination of the optionee's employment to exercise any options which the optionee could have exercised during such period; and (iv) in the event of the death of an optionee while employed, any options then held by the optionee shall become fully and immediately exercisable and may be exercised by the person or persons to whom the optionee's rights are transferred by will or the laws of descent and distribution for a period of one year after the optionee's death. Notwithstanding the foregoing, the Committee may, in its discretion, allow any such option to remain exercisable (and to continue to vest pursuant to its original vesting schedule) following the optionee's termination of employment or death. In no event, however, shall any option be exercisable after the date specified in Section 5(a) or Section 9, as applicable.




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                  (b) General. An option granted hereunder shall be exercisable, in whole or in part, only by written notice delivered in person or by mail to the Company at its principal office, specifying the number of shares to be purchased and accompanied by payment therefore and otherwise in accordance with the option agreement pursuant to which the option was granted.


                  The person exercising an option granted under Section 5(a) may tender to the Company shares of Common Stock in partial or full payment of the price of the shares to be purchased pursuant to the option. Such shares shall be taken into account at their fair market value (as determined by the Committee in accordance with Section 5(a)) on the date of the exercise of the option, and the amount of cash required to be paid by the person exercising the option shall be the amount, if any, by which the total price of the shares to be purchased exceeds the fair market value of the shares tendered by the person exercising the option.

         8. Tax Withholding. The Committee may establish such rules and procedures as it considers desirable in order to satisfy any obligation of the Company or any subsidiary to withhold Federal income taxes or other taxes with respect to the exercise of an option granted under Section 5(a) hereof, including, without limitation, rules and procedures permitting an optionee to elect that the Company withhold shares of Common Stock otherwise issuable upon exercise of such option in order to satisfy such withholding obligation.

         9. Incentive Stock Option Limitations. No employee may be granted options intended to qualify as incentive stock options under Section 422 of the Code under the Plan and all other incentive stock option plans of the Company (and its parent corporation or subsidiary corporation, if any) which are exercisable for the first time during any calendar year with respect to stock having an aggregate fair market value (determined as of the time the option is granted) greater than $100,000. To the extent that options granted to an employee exceed the limitation set forth in the preceding sentence, the later granted of such option shall be treated as options which are not incentive stock options. Nothing herein contained shall be deemed to prevent the Committee from granting to an employee in any year options which qualify as incentive stock options and options which do not so qualify. For purposes of the Plan, the terms "parent corporation" and "subsidiary corporation" shall have the respective meanings set forth in Section 424 of the Code.

         Notwithstanding the foregoing provisions of the Plan, if an incentive stock option is granted to an individual who owns (within the meaning of Section 422(b)(6) of the Code), on the date the option is granted, stock possessing more than ten percent of the total combined voting power of all classes of stock of such individual's employer corporation or of its parent corporation or subsidiary corporation, if any, then (i) the option price for each share of




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Common Stock subject to an incentive stock option granted to such individual shall not be less than 110 percent of the fair market value of such Common Stock on the date the option is granted, and (ii) the incentive stock option by its terms shall not be exercisable after the expiration of five years from the date the option is granted.

         10. Change of Control; Limited Rights. In the event of a Change of Control affecting the Company, then, notwithstanding any provision of the Plan or any provisions of any stock option agreements entered into between the Company and any optionee to the contrary, all options granted under Section 5(a) of the Plan which have not expired and which are then held by any optionee (or the person or persons to whom any deceased optionee's rights have been transferred) shall, as of such Change of Control, become fully and immediately exercisable and may be exercised for the remaining term of such options. In addition, for the sixty-day period following a Change of Control affecting the Company, each optionee who is not then subject to the restrictions of Section 16(b) of the Exchange Act (or the person or persons to whom any deceased optionee's rights have been transferred) shall be entitled to elect to surrender all or any portion of his options which were granted under Section 5(a) hereof to the Company in consideration for a cash payment in an amount equal to, for each share of Common Stock subject to the surrendered options, the excess of the highest fair market value for the Common Stock during such sixty-day period (or, if greater, the price offered for a share of Common Stock pursuant to a tender offer pending such a period) over the option price for such share under the surrendered options.

         For the purposes of the Plan, a "Change of Control" affecting the Company shall be deemed to have taken place upon (i) the acquisition by a third person, including a "group" as defined in Section 13(d)(3) of the Exchange Act, of shares of the Company having 15% or more of the total number of votes that may be cast for the election of Directors of the Company, (ii) shareholder approval of a transaction for the acquisition of the Company, or substantially all of its assets, by another entity or for a merger, reorganization, consolidation or other business combination to which the Company is a party or
(iii) the election during any period of 24 months or less of 50% or more of the Directors of the Company where such Directors were not in office immediately prior to such period; provided, however, that no "Change of Control" shall be deemed to have taken place by reason of any event or occurrence described herein if the Directors of the Company in office on the date of adoption of the Plan, or their successors in office nominated by such Directors or Directors so nominated, affirmatively approve a resolution to such effect within 30 days of such event or occurrence.

         11. Dilution or other Adjustment. If the Company is a party to any merger or consolidation, or undergoes any separation, reorganization or liquidation, the Board of Directors of the Company shall have the power to make arrangement, which shall be binding upon the holders of unexpired options, for
(i) the substitution of new options for, or the assumption by another corporation of, any unexpired options then outstanding hereunder, or (ii) the cancellation of such outstanding options and the payment by the Company of an amount determined by the Board of Directors of the Company in consideration therefore. In the case


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of any incentive stock option, an action described in clause (i) of the preceding sentence shall be taken only in the manner and to the extent permitted by Sections 422 and 424 of the Code. In addition, in the event of a reclassification, stock split, combination of shares, separation (including a spin-off), dividend on shares of the Common Stock payable in stock, or other similar change in capitalization or in the corporate structure of shares of the Common Stock of the Company, the Board of Directors of the Company shall conclusively determine the appropriate adjustment in the option prices of outstanding options, in the number and kind of shares or other securities as to which outstanding options shall be exercisable and in the aggregate number of shares with respect to which options may be granted with a view toward maintaining the proportionate interest of the optionee and preserving the value of such options. In the case of any incentive stock option, any such adjustment in the shares or other securities subject to the option (including any adjustment in the option price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent permitted by Sections 422 and 424 of the Code.

         12. Assignability. No option granted under this Plan shall be sold, pledged, assigned or transferred other than by will or the laws of descent and distribution, and during an optionee's lifetime an option shall be exercisable only by him (or, in the event of the optionee's incapacity, by his duly appointed guardian or legal representative).

         13. Amendment or Termination. The Board of Directors of the Company may at any time amend, suspend or terminate the Plan; provided, however, that (i) no change in any options therefore granted may be made without the consent of the holder thereof, and (ii) no amendment (other than an amendment authorized by Section 11) may be made increasing the aggregate number of shares of the Common Stock with respect to which options may be granted, reducing the minimum option price at which options may be granted, extending the maximum period during which options may be exercised or changing the class of persons eligible to receive options hereunder, without the approval of the holders of a majority of the outstanding voting shares of the Company. In addition, the provisions of this Plan applicable to Non-employee Directors may not be amended more than once every six months other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder.

         14. General Provisions. No options may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be contrary to law or the regulations of any duly constituted authority having jurisdiction over the Plan.

         Absence on leave approved by a duly constituted officer of the Company or any of its subsidiaries shall not be considered interruption or termination of service of any employee for any purposes of the Plan or options granted hereunder, except that no options may be granted to an employee while he is absent on leave.




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         No optionee shall have any rights as a shareholder with respect to any shares subject to options granted to him under the Plan prior to the date as of which he is actually recorded as the holder of such shares upon the stock records of the Company.

         Nothing contained in the Plan or in any options granted hereunder shall confer upon any employee any right to continue in the employ of the Company or any of its subsidiaries, or interfere in any way with the right of the Company or any of its subsidiaries to terminate his employment at any time.

         Any stock option agreement issued in connection with a grant of options under Section 5(a) of the Plan may provide that stock issued upon exercise of any options may be subject to such restrictions, including, without limitation, restrictions as to transferability and restrictions constituting substantial risks or forfeiture, as the Committee may determine at the time such option is granted.

         15. Effective Date. The effective date of the Plan is July 14, 1992.

         16. Termination. The Plan shall terminate on the date preceding the date which is ten years following the effective date specified in Section 15. No option may be granted after the termination of the Plan, but options previously granted may be exercised in accordance with their terms.




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